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                                       EXHIBIT 21
                                 SUBSIDIARIES OF
                     FRANKLIN FINANCIAL SERVICES CORPORATION

          Farmers and Merchants Trust Company of Chambersburg - Direct
                     (A Pennsylvania Bank and Trust Company)